UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2018 (December 4, 2017)

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Plymouth Industrial REIT Inc.
(Exact name of registrant as specified in its charter)

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Maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Franklin Street, 6th Floor Boston, MA 02110
(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814
(Registrant’s Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 4, 2017, Plymouth Industrial REIT, Inc. (the “Company”) announced that on November 30, 2017, it completed the previously announced acquisition of 15 industrial properties with approximately 3.0 million of rentable square feet located in the Chicago area (the “MWG Portfolio”) for an aggregate purchase price of $99.75 million, consisting of $19.95 million in cash and $79.8 million funded from borrowings under the Company’s loan agreement with Special Situations Investing Group II, LLC.

This Current Report on Form 8-K/A amends Item 9.01 of the original Form 8-K filed on December 4, 2017 to present the historical financial statements and the unaudited pro forma financial information required to be filed by Item 9.01 (a) and (b), for the Company’s acquisition of the MWG Portfolio. This report also incorporates information previously disclosed regarding the completion of the acquisition of the Indianapolis Properties.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The statements of revenues and certain operating expenses of the MWG Portfolio for the nine months ended September 30, 2017 (unaudited) and the year ended December 31, 2016, along with the accompanying notes to the statements of revenues and certain operating expenses for the periods presented, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated by reference herein.

(b)	Pro-forma Financial Information

This Current Report on Form 8-K/A includes the Company’s unaudited pro forma consolidated balance sheet as of December 31, 2016, the Company’s unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016, and notes to the unaudited pro forma consolidated financial statements. This unaudited consolidated financial information is filed as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

This unaudited pro forma financial information is not necessarily indicative of the expected financial position or results of the Company’s operations for any future period. Differences could result from numerous factors, including future changes in the Company’s portfolio of investments, changes in interest rates, changes in the Company’s capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received from the Company’s existing leases or leases the Company may enter into during and after 2018, and for other reasons.

(d)	Exhibits

99.1	Statements of revenues and certain operating expenses of the MWG Portfolio for the nine months ended September 30, 2017 (unaudited) and the year ended December 31, 2016, and the notes to the statements of revenues and certain operating expenses for the periods presented.

99.2	Unaudited pro forma consolidated balance sheet as of December 31, 2016, unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016, and notes to the unaudited pro forma consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plymouth Industrial REIT Inc.

By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer

Dated: February 5, 2018

EXHIBIT INDEX

99.1	Statements of revenues and certain operating expenses of the MWG Portfolio for the nine months ended September 30, 2017 (unaudited) and the year ended December 31, 2016, and the notes to the statements of revenues and certain operating expenses for the periods presented.

99.2	Unaudited pro forma consolidated balance sheet as of December 31, 2016, unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016, and notes to the unaudited pro forma consolidated financial statements.